Registration No. 33-58970

United States
Securities and Exchange Commission
Washington, D.C.  20549

Post-Effective Amendment No. 1
to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PSYCHEMEDICS CORPORATION
(Exact name of registrant as specified
in its charter)

DELAWARE	58-1701987
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

125 Nagog Park, Acton, Massachusetts 01720
(978) 206-8220
(Address, including zip code, and telephone number of registrant’s  principal executive offices)

Raymond C. Kubacki
PSYCHEMEDICS CORPORATION
125 Nagog Park, Acton, Massachusetts 01720
(978) 206-8220
(Name, address and zip code and telephone number, including area code,  of agent for service)

Copies to:
Patrick J. Kinney, Jr., Esq.
Lynch, Brewer, Hoffman & Fink, LLP
101 Federal Street
Boston, Massachusetts 02110
(617) 951-0800

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Securities Exchange Act of 1934 (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting Company)	Smaller Reporting Company ☑

EXPLANATORY NOTE
(Deregistration of Common Stock)

Psychemedics Corporation (the “Registrant”) filed with the Securities and Exchange Commission an Amendment No. 3 to Registration Statement on Form S-3 on June 21, 1993, which was declared effective on June 23, 1993 (Reg. No. 33-58970)(the “Registration Statement”), which originally registered 215,000 shares of Common Stock, par value $.005 per share (the “Shares”) of the Registrant (55,362 shares, as adjusted for a stock dividend in 1996 and a reverse stock split in 2002) for resale by the selling stockholders named therein (the “Selling Security Holders”).  The offering contemplated by the Registration Statement has terminated by virtue of the expiration of the Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement.  Accordingly, the Registrant desires to deregister all of the Shares which have not been resold by the Selling Security Holders (the “Remaining Shares”).

Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”) and the undertaking contained in this Form S-3 pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, the Registrant hereby removes the Remaining Shares from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Acton, Massachusetts, on this 4th day of February, 2011.

PSYCHEMEDICS CORPORATION

By	/s/ Raymond C. Kubacki
Raymond C. Kubacki, President
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond C. Kubacki	President, Chief Executive Officer,	February 4, 2011
Raymond C. Kubacki	Director (principal executive officer)

/s/ Neil Lerner	Vice President, and Controller	February 4, 2011
Neil Lerner	(principal financial officer)

/s/ Harry F. Connick	Director	February 4, 2011
Harry F. Connick

/s/ Walter S. Tomenson	Director	February 4, 2011
Walter S. Tomenson

/s/ Fred J. Weinert	Director	February 4, 2011
Fred J. Weinert